LEGG MASON

CAPITAL MANAGEMENT

CODE OF ETHICS

Dated: February 28, 2006

			a.	Mutual Funds
			b.	Section 529 Plans		5
			c.	No Knowledge		5
			d.	Legg Mason, Inc. Stock		5
			e.	Certain Corporate Actions		5
			f.	Systematic Investment Plans		5
			g.	Options-Related Activity		6
			h.	Commodities, Futures, and Options on Futures		6
			i.	Rights		6
			j.	Miscellaneous		6

		2.	Exemption from Treatment as a Prohibited Transaction			6

			a.	De Minimis Transactions		6
				i.	Equity Securities	6
				ii.	Fixed Income Securities	6
			b.	Options on Broad-Based Indices		6

	E	Reporting Requirements				7

		1.	Initial and Periodic Disclosure of Personal Holdings by Access Persons			7

		2.	Transaction and Periodic Statement Reporting Requirements			7

		3.	Disclaimers			7

		4.	Availability of Reports			7

III.	Fiduciary Duties					8

	A.	Confidentiality				8

	B.	Gifts				8

		1.	Accepting Gifts			8

		2.	Solicitation of Gifts			8

		3.	Giving Gifts			8

	C.	Corporate Opportunities				8

	D.	Undue Influence				8

	E.	Service as a Director				9

IV.	Compliance with the Code of Ethics			9

	A.	Administration of the Code of Ethics		9

		1.	Investigating Violations of the Code	9

		2.	Periodic Review	9

	B.	Remedies		9

		1.	Sanctions	9

	C.	Exceptions to the Code		10

	D.	Inquiries Regarding the Code		10

V.	Definitions			10

	“Access Person”			10
	“Beneficial Interest”			10
	“Board of Directors”			11
	“Chief Compliance Officer”			11
	“Code”			11
	“Code of Ethics Review Committee”			11
	“Equivalent Security”			11
	“Federal Securities Laws”			11
	“Fund Adviser”			12
	“Immediate Family”			12
	“Investment Personnel” and “Investment Person”			12
	“Legg Mason Capital Management”			12
	“Legg Mason Legal and Compliance”			12
	“Legg Mason Fund”			12
	“Non-Employee Director”			12
	“Portfolio Manager”			12
	“Preclearance Officer”			13
	“Securities Transaction”			13
	“Security”			13
	“Supervised Person”			13

VI.	Appendices to the Code			13

	Appendix 1 -Contact Persons			i
	Appendix 2 -Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report			ii
	Appendix 3 - Trade Authorization Request for Access Persons			iv
	Appendix 4 - Certification of Access Person’s Designee			v
	Appendix 5 - Form Letter to Broker, Dealer, Bank or Mutual Fund			vi
	Appendix 6 - Certification of No Beneficial Interest			vii

I. INTRODUCTION

Legg Mason Capital Management’s core values are:

1. Excellence;

2. Thought Leadership, Intellectual Curiosity, and Creativity;

3. Flexibility and Adaptability;

4. Integrity and Honor; and

5. Respect and Kindness.

This Code of Ethics has been prepared consistent with, and in support of, the high value we place on integrity and honor.

The Code consists of principles and procedures. It is impossible to contemplate and institute procedures that address every situation and contingency. If you are ever presented with a situation that is not addressed by the procedures in the Code, but may conflict with our core values or the principles in the Code, please comply with the principles and spirit of the Code. Also, please consult with your supervisor or a Compliance Officer at any time if you are unsure whether any conduct is permitted or prohibited by the Code.

A. The Code’s Principles. The Code is based on the following principles:

Clients Come First. Supervised Persons of Legg Mason Capital Management owe a fiduciary duty to clients and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any client. A Supervised Person may not induce or cause a client to take action, or not to take action, for the Supervised Person’s personal benefit, rather than for the benefit of the client. For example, a Supervised Person would violate this Code by causing a client to purchase a Security the Supervised Person owned for the purpose of increasing the price of that Security.

Do Not Take Advantage. Supervised Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions, nor may they use their knowledge of the identity, size, or price of any portfolio holding in a mutual fund managed by Legg Mason Capital Management to engage in short-term or other abusive trading in such fund.

Avoid Conflicts of Interest. Receipt of investment opportunities, perquisites, or gifts from persons seeking business with Legg Mason Capital Management could call into question the exercise of a Supervised Person’s independent judgment. Supervised Persons must therefore refrain from giving or accepting any gift that could impair their ability to perform their work for clients and Legg Mason Capital Management objectively and effectively.

Compliance with Applicable Law. The federal securities laws require us to include a provision in the Code that requires Supervised Persons to comply with applicable Federal Securities Laws. Please consult with your supervisor or a Compliance Officer if you are unsure whether your conduct complies with the federal securities laws.

B. Application of the Code to Non-Employee Directors. Notwithstanding the presumption in Rule 204A-1 that all directors should be classified as Access Persons, Legg Mason Capital Management has determined that its Non-Employee Directors are not Access Persons since they do not, in the ordinary course of business, (a) have access to nonpublic information regarding client transactions or portfolio holdings, or (b) participate in the making of recommendations, or have access to recommendations made, to clients. Each Non-Employee Director is subject to a separate Code of Ethics that is administered by Legg Mason Legal and Compliance and is compliant with the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 (“Separate Code”). Pursuant to a delegation of authority, Legg Mason Capital Management delegated responsibility for administering the provisions of this Code that apply to Non-Employee Directors to Legg Mason Legal and Compliance. As such, all Non-Employee Directors will be deemed to be in compliance with this Code for as long as they (i) acknowledge in writing that that they have received the Separate Code, and (ii) remain subject to, and in compliance with, the provisions of the Separate Code.

C. Duty to Report Violations. Supervised Persons must promptly report all violations of this Code to the Chief Compliance Officer.

II. PERSONAL SECURITIES TRANSACTIONS

A.	Preclearance Requirements for Access Persons.

1.	General Requirement. Except for the transactions specified in Section II.C.1, any Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with a Preclearance Officer.

2.	Trade Authorization Requests. Prior to entering an order for a Securities Transaction that requires preclearance, the Access Person must complete a Trade Authorization Request form (Appendix 3) and submit the completed form to a Preclearance Officer. The form requires Access Persons to provide certain information and to make certain representations.

An Access Person may designate another Supervised Person to complete the Trade Authorization Request form on his or her behalf. The Access Person’s designee should complete the Trade Authorization Request form and the Certification of Access Person’s Designee (Appendix 4) and submit both forms to a Preclearance Officer.

3.

Review of Form. After receiving a completed Trade Authorization Request form, a Preclearance Officer will (a) review the information set forth in the form, (b) review information regarding past and pending transactions for clients of Legg Mason Capital Management, as necessary, and (c) as soon as reasonably practicable, determine whether to authorize the proposed Securities Transaction. The granting of authorization, and the date and time that authorization was granted, must be reflected on the form. The

Preclearance Officer should provide one copy of the completed form to the

Chief Compliance Officer and one copy to the Access Person seeking authorization. A Preclearance Officer may not authorize his or her own securities transactions.

No order for a Securities Transaction for which preclearance is required may be placed prior to the receipt by the Access Person of authorization from a Preclearance Officer.

4.	Length of Trade Authorization Approval. The authorization provided by a Preclearance Officer is effective until the earlier of (1) its revocation, (2) the close of business on the trading day immediately following the day on which authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Tuesday), or (3) the moment the Access Person learns that the information in the Trade Authorization Request form is not accurate. If the order for the Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction is placed. If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order), no new authorization is necessary unless the person placing the original order for the Securities Transaction amends it in any way, or learns that the information in the Trade Authorization Request form is not accurate.

5.	No Explanation Required for Refusals. In some cases, a Preclearance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. Preclearance Officers are not required to give an explanation for refusing to authorize any Securities Transaction.

B.	Prohibited Transactions.

1.	Always Prohibited Securities Transactions. The following Securities Transactions are prohibited and will not be authorized under any circumstances:

a.	Inside Information. Any transaction in a Security by an Access Person who possesses material nonpublic information regarding the Security or the issuer of the Security;

b.	Market Manipulation. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading; and

c.	Others. Any other transaction deemed by the Preclearance Officer to involve a conflict of interest, possible diversions of corporate opportunity, or an appearance of impropriety.

2.	Generally Prohibited Securities Transactions. Unless exempted by Section II.C, the following restrictions apply to the categories of Access Persons specified.

a.	Mutual Fund Trading (All Access Persons). No Access Person may engage in a short-term trading strategy utilizing a mutual fund if such trading is prohibited by the mutual fund. The Legg Mason Funds prohibit Access Persons from selling (or exchanging out of) shares of a Legg Mason Fund in which the Access Person has a Beneficial Interest within sixty (60) calendar days of a purchase of (or exchange into) shares of the same Legg Mason Fund for the same account, including any individual retirement account or 401(k) participant account.

b.	One Day Blackout (All Access Persons). Unless otherwise exempted by this Code, Access Persons are generally prohibited from purchasing or selling a Security on any day during which any Legg Mason Capital Management client has a pending buy or sell order, or has effected a buy or sell transaction, in the same Security (or Equivalent Security);

c.	60-Day Blackout (Investment Personnel only). Investment Personnel may not (1) purchase, or otherwise acquire a Beneficial Interest in, a Security within 60 days of a sale of, or other disposition of a Beneficial Interest in, the same Security (or an Equivalent Security), and (2) sell, or otherwise dispose of a Beneficial Interest in, a Security within 60 days of a purchase of, or other acquisition of a Beneficial Interest in, the same Security (or an Equivalent Security), if, in either case, a Legg Mason Capital Management client account held the same Security (or an Equivalent Security) at any time during the 60 day period prior to the proposed Securities Transaction; unless the Investment Person agrees to give up all profits on the transaction to a charitable organization specified in accordance with Section IV.B.I. ;

d.	Initial Public Offerings (Investment Personnel only). Investment Personnel may not purchase a Security in an initial public offering (other than a new offering of a registered open-end investment company);

e.

Private Placements (Investment Personnel only). Investment Personnel may only invest in a private placement after receiving approval from a Preclearance Officer. Prior to granting approval, the Preclearance Officer will review the proposed transaction and consider all of the relevant factors, including whether the investment opportunity should be reserved for client accounts. Investment Personnel who have acquired a Beneficial Interest in Securities in a private placement are required to disclose their Beneficial Interest to the Chief Compliance Officer. If the Investment Person is subsequently involved in a decision to buy or sell a Security (or an Equivalent Security) from the same issuer for a client account, then the decision to purchase or sell the Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer; and

f.	Seven-Day Blackout (Portfolio Managers only). Portfolio Managers may not purchase or sell a Security within seven calendar days of a purchase or sale of the same Security (or Equivalent Security) by a Legg Mason Capital Management client account managed by that Portfolio Manager. For example, if a client account trades a Security on day one, day eight is the first day the Portfolio Manager may trade that Security for an account in which he or she has a Beneficial Interest.

C.	Exemptions.

1.	Exemptions from Preclearance and Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from the preclearance requirements set forth in Section II.A. and the prohibited transaction restrictions set forth in Section II.B.2:

a.	Mutual Funds. Any purchase or sale of a Security issued by a registered open-end investment company; provided such transaction is not in contravention of the provisions of Section II.B.2.a.

b.	Section 529 Plans. Any purchase or sale of a Security issued in connection with a College Savings Plan established under Section 529(a) of the Internal Revenue Code known as “Section 529 Plans”;

c.	No Knowledge. Securities Transactions where the Access Person has no knowledge of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades made by an investment manager retained by the Access Person, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

d.	Legg Mason, Inc. Stock. Any purchase or sale of Legg Mason, Inc. stock. (From time to time, Legg Mason, Inc. may restrict the ability of employees of Legg Mason Capital Management to purchase or sell Legg Mason, Inc. stock.);

e.	Certain Corporate Actions. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

f.	Systematic Investment Plans. Any acquisition of a security pursuant to a systematic investment plan. A systematic investment plan is one pursuant to which a prescribed investment will be made automatically on a regular, predetermined basis without affirmative action by the Access Person;

g.	Options-Related Activity. Any acquisition or disposition of a security in connection with an option-related Securities Transaction that has been previously approved pursuant to the Code. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Sections II.A. and II.B. are not applicable to the sale of the underlying security;

h.	Commodities, Futures, and Options on Futures. Any Securities Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures;

i.	Rights. Any acquisition of Securities through the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities; and

j.	Miscellaneous. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Chief Compliance Officer on the ground that the risk of abuse is minimal or non-existent.

2.	Exemption from Treatment as a Prohibited Transaction. The following Securities Transactions are exempt from certain of the prohibited transaction restrictions that are set forth in Section II.B.2. They are not exempt from the preclearance requirements set forth in Section II.A:

a.	De Minimis Transactions. The prohibitions in Section II.B.2.b and B.2.f are not applicable to the following transactions:

i.	Equity Securities. Any equity Security Transaction, or series of related transactions, effected over a thirty (30) calendar day period, involving 1000 shares or less in the aggregate if the issuer of the Security is listed on the New York Stock Exchange or has a market capitalization in excess of $1 billion.

ii.	Fixed-Income Securities. Any fixed income Security Transaction, or series of related transactions, effected over a thirty (30) calendar day period, involving $100,000 principal amount or less in the aggregate.

b.	Options on Broad-Based Indices. The prohibitions in Section II.B.2.b, B.2.c, and B.2.f are not applicable to any Securities

Transaction involving options on broad-based indices, including, but not limited to: the S&P 500, the S&P 100, NASDAQ 100, Nikkei 300, NYSE Composite, and Wilshire Small Cap.

D.	Reporting Requirements

1.	Initial and Periodic Disclosure of Personal Holdings by Access Persons. Within ten (10) days of being designated as an Access Person and thereafter on an annual basis, an Access Person must acknowledge receipt and review of the Code and identify all Securities in which such Access Person has a Beneficial Interest on the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report (Appendix 2). The information regarding Securities holdings must be current as of a date no more than 45 days prior to the individual becoming an Access Person or the submission of the annual acknowledgment and report.

2.	Transaction and Periodic Statement Reporting Requirements. An Access Person must arrange for the Chief Compliance Officer to receive directly from any broker, dealer, or bank that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest, duplicate copies of each confirmation for each such transaction and periodic statements for each account in which such Access Person has a Beneficial Interest. Unless a written exception is granted by the Chief Compliance Officer, an Access Person must also arrange for the Chief Compliance Officer to receive directly from any mutual fund that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest duplicate copies of periodic statements (no less frequently than quarterly) for each account in which such Access Person has a Beneficial Interest. Access Persons must ensure that their broker, dealer, bank or mutual fund is able to provide duplicate quarterly statements no later than 30 days after the close of each calendar quarter. Attached as Appendix 5 is a form of letter that may be used to request such documents from such entities. Access Persons are not required to arrange for the delivery of duplicate copies of Legg Mason 401(k) participant account statements.

If an Access Person opens an account at a broker, dealer, bank, or mutual fund that has not previously been disclosed, the Access Person must promptly notify the Chief Compliance Officer in writing of the existence of the account and make arrangements to comply with the requirements set forth herein.

3.	Disclaimers. Access Persons may include on any Securities Transaction report a statement that the provision of the report should not be construed as an admission by the Access Person that he or she has any direct or indirect Beneficial Interest in the Security to which the report relates.

4.

Availability of Reports. All information supplied pursuant to this Code may be made available for inspection to the Board of Directors, Legg Mason Capital Management senior management, the board of directors of each

Legg Mason Fund, the Code of Ethics Review Committee, Legg Mason Legal and Compliance, Preclearance Officers, the Access Person’s department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities Exchange Commission, any state securities commission, and any attorney or agent of the foregoing.

III. FIDUCIARY DUTIES

A. Confidentiality. Supervised Persons are prohibited from revealing information relating to clients, including their identity, and to the investment intentions, activities or portfolio of any client of Legg Mason Capital Management, except to persons whose responsibilities require knowledge of the information.

B.	Gifts. The following provisions on gifts apply to all Supervised Persons.

1.	Accepting Gifts. On occasion, because of their position with Legg Mason Capital Management, Supervised Persons may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of Legg Mason Capital Management. Gifts of a nominal value (i.e., gifts from one source that have a value of no more than $250 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted. In no event may a Supervised Person accept a gift if that person feels that he or she will become obligated to repay the donor with corporate business.

If a Supervised Person receives any gift that has more than a nominal value, the Supervised Person must immediately inform the Chief Compliance Officer.

2.	Solicitation of Gifts. Supervised Persons may not solicit gifts or gratuities.

3.	Giving Gifts. Absent the approval of the Chief Compliance Officer, neither Legg Mason Capital Management nor any Supervised Person may give gifts with an aggregate value in excess of $250 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the firm.

C. Corporate Opportunities. Supervised Persons may not take personal advantage of any opportunity properly belonging to a client of Legg Mason Capital Management. For example, a Supervised Person should not request permission to acquire a Beneficial Interest in a Security of limited availability without first evaluating whether such Security is appropriate for client accounts.

D. Undue Influence. Supervised Persons may not cause or attempt to cause any client account to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Supervised Person. If a Supervised Person stands to benefit materially from an investment decision for a client account, and the Supervised Person is making or participating in the investment decision, then the Supervised Person must disclose the potential benefit to those persons with authority to make investment decisions for the client account (or, if the Supervised Person in question is a person with authority to make investment decisions for the client account, to the Chief Compliance Officer). The person to whom the Supervised Person reports the interest, in consultation with the Chief Compliance Officer, must determine whether or not the Supervised Person will be restricted in making or participating in the investment decision.

E. Service as a Director. No Supervised Person may serve on the board of directors of a publicly-held company (other than the Legg Mason Funds) absent prior written authorization by the Chief Compliance Officer and the Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Supervised Person be isolated, through informational barriers or other procedures, from those making investment decisions related to the issuer on whose board the Supervised Person sits.

IV. COMPLIANCE WITH THE CODE OF ETHICS

A.	Administration of the Code of Ethics

1.	Investigating Violations of the Code. The Chief Compliance Officer is responsible for investigating any suspected violation of the Code and shall, as necessary, report the results of each investigation to senior management of Legg Mason Capital Management and to clients that require such information. For example, the Legg Mason Funds maintains the Code of Ethics Review Committee. Legg Mason Capital Management is required to report all violations of the Code to the committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code that relates to the Legg Mason Funds. Any material violations relating to the Legg Mason Funds are reported to the board of directors of the relevant Legg Mason Funds.

2.	Periodic Review. The Chief Compliance Officer will review the Code periodically in light of legal and business developments and experience in implementing the Code, and will make such amendments as are deemed appropriate. Promptly following each material amendment, a new version of the Code will be delivered to each Supervised Person.

B.	Remedies

1.

Sanctions. If the Chief Compliance Officer determines that a Supervised Person has committed a violation of the Code, Legg Mason Capital Management may impose sanctions and take other actions as deemed appropriate, including the issuance of a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), issuance of a fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of the employment of the violator for cause. Legg Mason Capital Management may also require the Supervised Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result.

Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

C. Exceptions to the Code. Although exceptions to the Code will rarely, if ever, be granted, the Chief Compliance Officer may grant exceptions to the requirements of the Code on a case by case basis if, in the opinion of the Chief Compliance Officer, the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and any exceptions relating to a Legg Mason Fund must be reported as soon as practicable to the Code of Ethics Review Committee and at its next regularly scheduled meeting after the exception is granted.

D. Inquiries Regarding the Code. The Chief Compliance Officer or an authorized designee will answer any questions about this Code or any other compliance-related matters.

V. DEFINITIONS

When used in the Code, the following terms have the meanings set forth below:

“Access Person” means:

(1)	except as described below, (a) every director or officer of Legg Mason Funds Management, Inc. and Legg Mason Capital Management, Inc., and (b) the Managing Member of LMM LLC;

(2)	every employee of Legg Mason Capital Management, who in connection with his or her regular functions, (a) obtains information regarding the portfolio holdings of a client of Legg Mason Capital Management prior to public dissemination, or (b) makes, participates in, or obtains information regarding the purchase or sale of a Security by a client account;

and

(3)	such other persons as a Chief Compliance Officer shall designate.

Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Chief Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of “Access Person” found in Rule 204A-1 promulgated under the Investment Advisers Act of 1940, as amended. Notwithstanding the presumption in Rule 204A-1 that all directors should be classified as Access Persons, Legg Mason Capital Management has determined that its Non-Employee Directors are not Access Persons since they do not, in the ordinary course of business, (a) have access to nonpublic information regarding client transactions or portfolio holdings, or (b) participate in the making of recommendations, or have access to recommendations made, to clients.

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

An Access Person is deemed to have a Beneficial Interest in the following:

(1)	any Security owned individually by the Access Person;

(2)	any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, partnerships, trusts and controlling interests in corporations); and

(3)	any Security in which a member of the Access Person’s Immediate Family has a Beneficial Interest if the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian).

In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person’s Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person provides the Chief Compliance Officer with satisfactory assurances that the Access Person does not have an ownership interest, individual or joint, in the Security and exercises no influence or control over investment decisions made regarding the Security. Access Persons may use the form attached as Appendix 6 (Certification of No Beneficial Interest) in connection with such requests.

Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Chief Compliance Officer. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of “beneficial owner” found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

“Board of Directors” means the board of directors of Legg Mason Capital Management, Inc. and Legg Mason Funds Management, Inc., and the Managing Member of LMM LLC.

“Chief Compliance Officer” means the individual identified as the Chief Compliance Officer in Appendix 1, and such person’s designees.

“Code” means this Code of Ethics, as amended.

“Code of Ethics Review Committee” means the Legg Mason Funds Code of Ethics Review Committee as set forth on Appendix 1.

“Equivalent Security” means any Security issued by the same entity as the issuer of a subject Security, that is exchangeable for or convertible into the underlying Security including but not limited to: options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, and any rules adopted by the Securities and Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

“Fund Adviser” means any entity that acts as a manager, adviser or sub-adviser to a Legg Mason Fund.

“Immediate Family” of an Access Person means any of the following persons:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
stepparent	father-in-law

Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that a Chief Compliance Officer determines could lead to possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

“Investment Personnel” and “Investment Person” mean:

(1)	Each Portfolio Manager; and

(2)	Any Access Person who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by a client account, including an Access Person who designs a model portfolio, or who helps execute a Portfolio Manager’s decision.

“Legg Mason Capital Management” means, collectively, Legg Mason Capital Management, Inc., Legg Mason Funds Management, Inc., and LMM LLC

“Legg Mason Legal and Compliance” means the Asset Management Group of the Legal and Compliance Department of Legg Mason, Inc.

“Legg Mason Fund” means an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof, as the case may be) that is part of the Legg Mason Family of Funds, including, but not limited to, each or all of the series in the Legg Mason Income Trust, Inc., Legg Mason Cash Reserve Trust, Legg Mason Tax Exempt Trust, Inc., Legg Mason Tax Free Income Fund, Legg Mason Value Trust, Inc., Legg Mason Special Investment Trust, Inc., Legg Mason Growth Trust, Inc., Legg Mason Global Trust, Inc., Legg Mason Investors Trust, Inc., Legg Mason Light Street Trust, Inc., Legg Mason Investment Trust, Inc., and Legg Mason Charles Street Trust, Inc.

“Non-Employee Director” means a person that is a Supervised Person exclusively by reason of his or her service as a member of the Board of Directors who does not, in the ordinary course of his or her business (a) obtain information regarding the portfolio holdings of any Legg Mason Capital Management client prior to public dissemination, (b) obtain information regarding the purchase or sale of Securities for any client of Legg Mason Capital Management prior to public dissemination, or (c) perform any functions or duties that relate to the making of recommendations concerning the purchase or sale of securities by Legg Mason Capital Management.

“Portfolio Manager” means a person who has or shares primary responsibility for the day-to-day management of the portfolio of a client.

“Preclearance Officer” means each person designated as a Preclearance Officer in Appendix 1 hereof or such person’s designee.

“Securities Transaction” means a purchase or sale of Securities in which an Access Person has or acquires a Beneficial Interest.

“Security” includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. “Security” does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

“Supervised Person” means any officer, director (or other person occupying a similar status or performing similar functions) or employee of Legg Mason Capital Management.

VI. APPENDICES TO THE CODE

The following appendices are attached to and are a part of the Code:

Appendix 1. Contact Persons

Appendix 2. Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report

Appendix 3. Trade Authorization Request for Access Persons

Appendix 4. Certification of Access Person’s Designee

Appendix 5. Form Letter to Broker, Dealer, Bank, or Mutual Fund Company

Appendix 6. Certification of No Beneficial Interest

Appendix 1

CONTACT PERSONS

CHIEF COMPLIANCE OFFICER

Neil P. O’Callaghan

DESIGNEES OF THE CHIEF COMPLIANCE OFFICER

Moira M. Donovan
Joe Krcma
Andrew J. Bowden
Jennifer W. Murphy
Laura A. Boydston

PRECLEARANCE OFFICERS

Neil P. O’Callaghan
Moira M. Donovan
Joe Krcma
Andrew J. Bowden
Jennifer W. Murphy
Laura A. Boydston

LEGG MASON FUNDS CODE OF ETHICS REVIEW COMMITTEE

Dick Wachterman
Mark R. Fetting
Edward A. Taber, III
Deepak Chowdhury
Neil P. O’Callaghan
Amy Olmert

i

Appendix 2

ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS

AND PERSONAL HOLDINGS REPORT

1. By signing below, you acknowledge the following:

•	You have read the Code of Ethics and understand that it applies to you and to all Securities in which you have or acquire any Beneficial Interest. You have read the definition of “Beneficial Interest” and understand that you may be deemed to have a Beneficial Interest in Securities owned by members of your Immediate Family and that Securities Transactions effected by members of your Immediate Family may be subject to the Code.

•	You agree to comply with all of the provisions of the Code that apply to you.

•	You understand that you may be required to disgorge and forfeit any profits on prohibited transactions in accordance with the requirements of the Code.

•	The information in this report is, to the best of your knowledge, accurate and complete.

2. Please list below all Brokerage Accounts and Mutual Fund Accounts that hold Securities in which you may be deemed to have a Beneficial Interest. Please ensure that you have arranged for duplicates of each account statement to be sent to the Compliance Department.*

A.	Brokerage Accounts: If this is the first time you have identified an account, please attach the most recent account statement (current as of a date no more than 45 days prior to the date you execute this report). If you do not have a Beneficial Interest in any Brokerage Accounts, please indicate “None” below.

NAME OF BROKERAGE FIRM	ACCOUNT TITLE	ACCOUNT NUMBER

(Attach a separate sheet if more space is necessary)

B.	Mutual Fund Accounts: For purposes of this report, Mutual Fund Accounts are accounts in which you can exclusively transact in mutual funds. If you have the ability to transact in other types of securities in an account, include the account above in your list of Brokerage Accounts. If this is the first time you have identified a Mutual Fund Account, please attach the most recent account statement (current as of a date no more than 45 days prior to the date you execute this report). Accounts held directly with the Legg Mason Funds should be identified below, however, you do not need to provide an account statement even if this is the first time the account is being reported. If you do not have a Beneficial Interest in any Mutual Fund Accounts, please indicate “None” below.

NAME OF MUTUAL FUND COMPANY	ACCOUNT TITLE	ACCOUNT NUMBER

(Attach a separate sheet if more space is necessary)

*	You do not need to provide duplicate statements for accounts held directly with the Legg Mason Funds

C.	Other Securities: If you have a Beneficial Interest in any Securities that are not held in any of the accounts identified above (e.g., private investments, limited partnership interests), please list the Securities below. The list of Securities must be current as of a date no more than 45 days prior to the date you execute this report. Indicate “None” if appropriate.

OWNER OF SECURITY	NAME OF SECURITY	NUMBER OF SHARES/PRINCIPAL AMOUNT

(Attach a separate sheet if more space is necessary)

3. LMCM maintains policies and procedures to identify potential conflicts of interest that may arise as a result of relationships that employees have with (i) issuers of securities that LMCM holds for clients, (ii) any other public companies, and (iii) broker-dealers that execute transactions for clients. To assist with the administration of these policies and procedures, please respond to the following questions:

•	Are you, or to the best of your knowledge is any member of your immediate family, affiliated with an issuer of securities held by LMCM on behalf of clients? [Note: ownership of securities does not create an affiliation.]

☐ Yes ☐ No

If your answer is Yes, please describe affiliation below:

•	Are you, or to the best of your knowledge is any member of your immediate family, affiliated with any other public company?

☐ Yes ☐ No

If your answer is Yes, please describe affiliation below:

•	Are you, or to the best of your knowledge is any member of your immediate family, affiliated with any broker-dealer? [Note: disregard affiliations with any Legg Mason subsidiaries.]

☐ Yes ☐ No

If your answer is Yes, please describe affiliation below:

Access Person’s Name

Access Person’s Signature	Date

Appendix 3

TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS

1.	Name of Access Person:

2.	Account Title:

3.	Account Number:

4.	Name of Security:

5.	Maximum number of shares or units to be purchased or sold or amount of bond:

6.	Name and phone number of broker to effect transaction:

7.	Check applicable boxes: Purchase ☐ Sale ☐	Market Order ☐ Limit Order ☐

8.	In connection with the foregoing transaction, I hereby make the following representations and warranties:

(a)	I do not possess any material nonpublic information regarding the Security or the issuer of the Security.

(b)	By entering this order, I am not using knowledge of any open, executed, or pending transaction by a Legg Mason Capital Management client to profit by the market effect of such transaction.

(c)	(Investment Personnel Only). The Security is not being acquired in an initial public offering.

(d)	(Investment Personnel Only). The Security is not being acquired in a private placement or, if it is, I have reviewed Section II.B.2.e of the Code and have attached hereto a written explanation of such transaction.

(e)	(Investment Personnel Only). If I am purchasing the Security, and if the same or an Equivalent Security has been held within the past 60 days by any Legg Mason Capital Management client account, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) sold the Security or an Equivalent Security in the prior 60 days.

(f)	(Investment Personnel Only) If I am selling the Security, and if the same or an Equivalent Security has been held within the past 60 days by any Legg Mason Capital Management client account, I have not directly or indirectly (through any member of my Immediate Family, any account in which I have a Beneficial Interest or otherwise) purchased the Security or an Equivalent Security in the prior 60 days.

(g)	I believe that the proposed trade fully complies with the requirements of the Code.

Access Person’s Signature	Date	Time

TRADE AUTHORIZATION OR DENIAL
(to be completed by Preclearance Officer)

Name of Preclearance Officer	Date	Time

Signature of Preclearance Officer	☐ Approved	☐ Denied

Appendix 4

CERTIFICATION OF ACCESS PERSON’S DESIGNEE

The undersigned hereby certifies that the Access Person named on the attached Trade Authorization Request for Access Persons (a) directly instructed me to complete the attached form on his or her behalf, and (b) confirmed to me that the representations and warranties contained in the attached Form are accurate.

Access Person’s Designee

Print Name

Date

v

Appendix 5

FORM LETTER TO BROKER, DEALER, BANK OR MUTUAL FUND COMPANY

(Date)

(Name and Address)

Subject:                 Account #

Dear                        :

My employer is a registered investment adviser and maintains a Code of Ethics compliant with Rule 204A-1 promulgated under the Investment Advisers Act of 1940, as amended. In order to assist me with my compliance with my employer’s Code of Ethics, please send duplicate confirmations of individual transactions as well as duplicate periodic statements for the referenced account directly to:

Legg Mason Capital Management

100 Light Street, 21st Floor,

Baltimore, MD 21201

Attn: Code of Ethics

Thank you for your cooperation. If you have any questions, please contact me at                         .

Sincerely,

(Name of Access Person)

Appendix 6

CERTIFICATION OF NO BENEFICIAL INTEREST

I have read the Code and I understand that it applies to me and to all Securities in which I have or acquire any Beneficial Interest. I have read the definition of “Beneficial Interest” and understand that I may be deemed to have a Beneficial Interest in Securities owned by certain members of my Immediate Family and that Securities Transactions effected by members of my Immediate Family may therefore be subject to the Code.

The following accounts are maintained by one or more members of my Immediate Family who reside in my household:

Account Name	Relationship of Immediate Family Member	Account Number	Brokerage Firm

I certify that with respect to each of the accounts listed above (initial each box):

☐	I do not own individually or jointly with others any of the securities held in the account.

☐	I do not influence or control investment decisions for the account.

I agree that I will notify the Chief Compliance Officer immediately if any of the information I have provided in this certification becomes inaccurate or incomplete.

Access Person’s Signature

Print Name

Date